Exhibit 10.7

                                                                EXECUTION COPY




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                                    JPMORGAN

                                CREDIT AGREEMENT

                                   dated as of

                                  June 28, 2006

                                      among

                          Leucadia National Corporation

                            The Lenders Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                              NATIONAL ASSOCIATION
                             as Administrative Agent

                           ---------------------------

                      J.P. MORGAN SECURITIES INC., as Sole
                        Bookrunner and Sole Lead Arranger


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
                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             DEFINITIONS.................................................................................1

         1.01.    Defined Terms...................................................................................1
         1.02.    Classification of Loans and Borrowings.........................................................15
         1.03.    Terms Generally................................................................................15
         1.04.    Accounting Terms; GAAP.........................................................................15


ARTICLE II            THE CREDIT.................................................................................15

         2.01.    Commitments....................................................................................15
         2.02.    Loans and Borrowings...........................................................................16
         2.03.    Requests for Revolving Borrowings..............................................................16
         2.04.    Procedure for Optional Currencies..............................................................17
         2.05.    Swingline Loans................................................................................18
         2.06.    Funding of Borrowings..........................................................................19
         2.07.    Interest Elections.............................................................................20
         2.08.    Termination and Reduction of Commitments.......................................................21
         2.09.    Increase of Total Commitment; Additional Lenders...............................................22
         2.10.    Repayment of Loans; Evidence of Debt...........................................................22
         2.11.    Prepayment of Loans............................................................................23
         2.12.    Fees...........................................................................................23
         2.13.    Interest.......................................................................................24
         2.14.    Alternate Rate of Interest.....................................................................25
         2.15.    Increased Costs................................................................................25
         2.16.    Break Funding Payments.........................................................................26
         2.17.    Taxes..........................................................................................26
         2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs...................................28
         2.19.    Mitigation Obligations; Replacement of Lenders.................................................29


ARTICLE III           REPRESENTATIONS AND WARRANTIES.............................................................30

         3.01.    Organization; Powers...........................................................................30
         3.02.    Authorization; Enforceability..................................................................30
         3.03.    Governmental Approvals; No Conflicts...........................................................30
         3.04.    Financial Condition; No Material Adverse Change................................................30
         3.05.    Properties.....................................................................................31
         3.06.    Litigation and Environmental Matters...........................................................31
         3.07.    Compliance with Laws and Agreements............................................................31
         3.08.    Investment and Holding Company Status..........................................................31
         3.09.    Taxes..........................................................................................32
         3.10.    ERISA..........................................................................................32
         3.11.    Disclosure.....................................................................................32
         3.12.    Nonrecourse Indebtedness.......................................................................32
         3.13.    No Burdensome Restrictions.....................................................................32
         3.14.    Subsidiaries...................................................................................32
         3.15.    Federal Regulations............................................................................32


ARTICLE IV            CONDITIONS.................................................................................33

         4.01.    Effective Date.................................................................................33


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                                TABLE OF CONTENTS
                                    (cont'd)
                                                                                                               Page

         4.02.    Each Credit Event..............................................................................34


ARTICLE V             AFFIRMATIVE COVENANTS......................................................................34

         5.01.    Financial Statements; Ratings Change and Other Information....................................34
         5.02.    Notices of Material Events.....................................................................35
         5.03.    Existence; Conduct of Business.................................................................36
         5.04.    Payment of Obligations.........................................................................36
         5.05.    Maintenance of Properties; Insurance...........................................................36
         5.06.    Books and Records; Inspection Rights...........................................................36
         5.07.    Compliance with Contractual Obligations and Laws...............................................36
         5.08.    Use of Proceeds................................................................................37


ARTICLE VI            NEGATIVE COVENANTS.........................................................................37

         6.01.    Liquid Assets..................................................................................37
         6.02.    Maintenance of Consolidated Tangible Net Worth.................................................37
         6.03.    Debt Leverage Ratio............................................................................38
         6.04.    Limitations on Liens...........................................................................38
         6.05.    Prohibition of Fundamental Changes.............................................................39
         6.06.    Dividends......................................................................................39
         6.07.    Acquisitions...................................................................................40
         6.08.    Investments....................................................................................40
         6.09.    Limitation on Contingent Obligations...........................................................40
         6.10.    Limitation on Subsidiary Indebtedness..........................................................41
         6.11.    Transactions with Affiliates...................................................................41


ARTICLE VII           EVENTS OF DEFAULT..........................................................................41

         7.01.    Events of Default..............................................................................41
         7.02.    Termination....................................................................................43


ARTICLE VIII          THE ADMINISTRATIVE AGENT...................................................................44


ARTICLE IX            MISCELLANEOUS..............................................................................46

         9.01.    Notices........................................................................................46
         9.02.    Waivers; Amendments............................................................................47
         9.03.    Expenses; Indemnity; Damage Waiver.............................................................47
         9.04.    Successors and Assigns.........................................................................48
         9.05.    Survival.......................................................................................51
         9.06.    Counterparts; Integration; Effectiveness.......................................................51
         9.07.    Severability...................................................................................52
         9.08.    Right of Setoff................................................................................52
         9.09.    Governing Law; Jurisdiction; Consent to Service of Process....................................52
         9.10.    WAIVER OF JURY TRIAL...........................................................................52
         9.11.    Headings.......................................................................................53
         9.12.    Confidentiality................................................................................53
         9.13.    USA PATRIOT Act................................................................................54

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

SCHEDULES:
----------

Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Nonrecourse Indebtedness
Schedule 6.04 -- Existing Liens
Schedule 6.10 -- Outstanding Indebtedness


EXHIBITS:
---------

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Instrument of Adherence
Exhibit C -- Form of Opinion of Borrower's Counsel

                  This CREDIT AGREEMENT (this "Agreement") dated as of June 28, 2006, is by and among Leucadia National Corporation, a New York corporation (the "Borrower"), the various financial institutions and other Persons from time to time party hereto (the "Lenders"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for itself and the other Lenders (the "Administrative Agent").

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "2005 Collateral Agreement" has the meaning set forth in
Section 6.04(k).

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Entity Underfunding" means with respect to any entity acquired directly or indirectly after the date hereof, the excess of (a) the present value of all of such an entity's accumulated benefit obligations under its Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) over (b) the fair market value of the assets of such Plan(s) at such time.

                  "Additional Lender" has the meaning set forth in Section 2.09.

                  "Administrative Agent" has the meaning set forth in the preamble and includes any successor in such capacity.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement" has the meaning set forth in the preamble.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Margin" means for any Interest Period with respect to a Eurocurrency Loan, the rate per annum specified in the table below as the Applicable Margin opposite the Borrower's debt ratings for the Index Debt in effect on the first day of such Interest Period as assigned by Moody's and S&P:


                                       1
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    --------------------------------------------------------------------------
             Rate                                            Applicable
             Level            Index Debt Ratings             Margin
    --------------------------------------------------------------------------

    --------------------------------------------------------------------------
             1                Baal/BBB+                         0.50%
    --------------------------------------------------------------------------
             2                Baa2/BBB                          0.625%
    --------------------------------------------------------------------------
             3                Baa3/BBB-                         0.750%
    --------------------------------------------------------------------------
             4                Bal/BB+                           0.875%
    --------------------------------------------------------------------------
             5                lower than Bal/BB+                1.000%
    --------------------------------------------------------------------------


                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Rate Level 5 in the table above; and (ii) in the event of a single split rating by such rating organizations (meaning that the ratings established by such rating organizations are within different Rate Levels that are adjacent to each other in the table above), the higher rating will apply, and in the event of a double (or more) split rating by such rating organizations (meaning that the ratings established by such rating organizations are within different Rate Levels that are separated by one or more other Rate Levels in the table above), the Applicable Margin shall be as set forth in the next Rate Level below the Rate Level in which the highest rating falls. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment.. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Banking Subsidiaries" means any Subsidiary of the Borrower taking Federal Deposit Insurance Corporation (or other similar entity) insured deposits.

                  "Baseline Amount" has the meaning set forth in Section 6.02.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" has the meaning set forth in the preamble.


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
                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurocurrency Loan denominated in Dollars, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (ii) when used in connection with a Eurocurrency Loan denominated in an Optional Currency, the term "Business Day" shall also exclude any day on which banks are not open for dealings and exchanges in Dollars and the relevant Optional Currency in the Eurocurrency Interbank Market in which the foreign currency and exchange for eurocurrency funding operations of the Administrative Agent are customarily conducted.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash and Cash Equivalents" has the meaning set forth in
Section 6.01(b).

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased form time to time pursuant to Section 2.09 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

                  "Commitment Increase Request" as defined in Section 2.09.

                  "Common Shares" has the meaning set forth in Section 7.02(b).

                  "Consolidated" or "consolidated" means with reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP

                  "Consolidated Intangibles" means at a particular date, all assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and deferred tax assets. Notwithstanding anything to the contrary contained in the preceding sentence, Consolidated Intangibles shall not include deferred insurance policy acquisition costs or the value of life insurance in force.

                   "Consolidated Net Worth" means, as to any Person at a particular date, all amounts which should be included under shareholders' equity on a balance sheet of such Person and its Subsidiaries determined on a consolidated basis as at such date; provided that, in calculating shareholders' equity, marketable securities that have not suffered a decline in value (other than a decline of a temporary nature) shall be reflected at the amortized cost thereof and marketable securities that have suffered a decline in value considered to be other than temporary shall be reflected at the current value thereof. For purposes of this definition, the recorded value of the Borrower's outstanding preferred stock shall be included under shareholders' equity.

                  "Consolidated Tangible Net Worth" means, at a particular date, the excess, if any, of Consolidated Net Worth over Consolidated Intangibles as at such date.

                  "Contingent Obligation" means as to any Person, any reimbursement obligation of such Person in respect of the face amount of all letters of credit for the account of such Person and (without duplication) all drafts thereunder (other than trade letters of credit or interest or currency swap transactions entered into in the ordinary course of business) and any obligation of such Person guarantying or in effect guarantying any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business,
(ii) indemnities granted in the ordinary course of business (including in connection with acquisitions and dispositions by the Borrower and/or its Subsidiaries), (iii) any insurance or reinsurance obligation of any Subsidiary of the Borrower entered into in the ordinary course of the insurance business of such Subsidiary, (iv) any guaranty by a Subsidiary of the Borrower of the obligation of another Subsidiary, if the guarantied obligation of the Subsidiary is reflected in the Borrower's consolidated financial statements as a liability,
(v) any obligation reflected as a liability in the Borrower's consolidated financial statements, and (vi) any Indebtedness. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Contractual Obligation" as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Delinquent Lender" means any Lender that fails to make available when due to the Administrative Agent its pro rata share of any Loan, or fails to make available when due to the Swingline Lender is pro rata share of any Swingline Loan.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Distributable" has the meaning set forth in Section 6.01(b).

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Dollar Equivalent" means on any date of determination, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount in Dollars determined in accordance with Section 2.04(b).

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "EMU" means the European Economic and Monetary Union formed pursuant to the EU Treaties.

                  "Entity" means any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other business entity of whatever nature.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or, with respect to any Governmental Authority in the United States of America only, health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the release or threatened release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under any other subsection of Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Euro" means the lawful single currency of the member states of the EMU adopted in accordance with the EU Treaties.

                  "Eurocurrency" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.

                  "Eurocurrency Interbank Market" means any lawful recognized market in which deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

                  "Eurocurrency Loans" means the Loans at any time of reference bearing interest at a rate based upon the Eurocurrency Rate.

                  "Eurocurrency Offered Rate" means with respect to any Interest Period of any Eurocurrency Loan denominated in an Optional Currency, the rate per annum determined by the Administrative Agent at which deposits in the relevant Optional Currency for such Interest Period are offered, based on the offered rates appearing on Page 3750 of the Dow Jones Market Service (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period; provided that, if for any reason the Dow Jones Market Service quotation is unavailable, then the Eurocurrency Offered Rate shall be the rate per annum determined by the Administrative Agent at which deposits in the relevant Optional Currency for such Interest Period are offered, based on the information appearing on Reuters Page "LIBO" (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period; and, if for any reason both the Dow Jones Market Service and the Reuters quotations are unavailable, then the Eurocurrency Offered Rate shall be the rate per annum (rounded upwards to the nearest 1/16 of one percent) equal to the rate at which the Administrative Agent is offered deposits in the relevant Optional Currency, at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period, in the Eurocurrency Interbank Market where the foreign currency and exchange operations or eurocurrency funding operations of the Administrative Agent for such Optional Currencies are customarily conducted, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal (as nearly as may be) to the amount of the Eurocurrency Loan to which such Interest Period applies.

                  "Eurocurrency Rate" means with respect to the Interest Period of any Eurocurrency Loan, the annual rate of interest (rounded upwards to the nearest 1/16 of one percent) determined by the Administrative Agent to be equal to (a) as to Loans denominated in Dollars, the Eurodollar Offered Rate, and as to Loans denominated in any Optional Currency, the Eurocurrency Offered Rate, multiplied by (b) the Statutory Reserve Rate.

                  "Eurodollar Offered Rate" means with respect to any Interest Period of any Eurocurrency Loan denominated in Dollars, the rate per annum determined by the Administrative Agent at which deposits in Dollars for such Interest Period are offered, based on the offered rates appearing on Page 3750 of the Dow Jones Market Service (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period; provided that, if for any reason the Dow Jones Market Service quotation is unavailable, then the Eurodollar Offered Rate shall be the rate per annum determined by the Administrative Agent at which deposits in Dollars for such Interest Period are offered, based on the information appearing on Reuters Page "LIBO" (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period; and, if for any reason both the Dow Jones Market Service and the Reuters quotations are unavailable, then the Eurocurrency Offered Rate shall be the rate per annum (rounded upwards to the nearest 1/16 of one percent) equal to the rate at which the Administrative Agent is offered Dollar deposits at approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period, in the London interbank market, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal (as nearly as may be) to the amount of the Eurocurrency Loan to which such Interest Period applies.

                  "EU Treaties" means the Treaty of Rome of 25 March, 1957, establishing the European Community, as amended by the Single European Act 1986 and by the Treaty on European Union signed at Maastricht on 1 February 1992, pursuant to which the European Union came into being on November 1, 1993, as further amended from time to time and in effect at any time of reference.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is (x) imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office or, in the case of a Participant, becomes a Participant hereunder) (y) is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to

Section 2.17(a), or (z) that is required to be withheld from any payment hereunder on the basis of the information provided by such Foreign Lender pursuant to this Agreement, and (d) any interest or penalties imposed with respect to any Excluded Taxes described in (a), (b) and (c) hereof.

                  "Existing Credit Facility" means the Amended and Restated Revolving Credit Agreement dated as of March 11, 2003 among the Borrower, the various financial institutions party thereto as lenders, Fleet National Bank (now known as Bank of America, N.A.) as administrative agent and JPMorgan Chase Bank, N.A. as syndication agent.

                  "Facility Fee" has the meaning set forth in Section 2.12.

                  "Facility Fee Rate" means for any calendar quarter, with respect to the Facility Fee, the rate per annum specified in the table below as the Facility Fee Rate opposite the Borrower's debt ratings for the Index Debt in effect on the first day of such calendar quarter as assigned by Moody's and S&P, respectively.

   -------------------------------------------------------------------------
          Rate                                             Facility Fee
          Level           Index Debt Ratings                   Rate
   -------------------------------------------------------------------------

   -------------------------------------------------------------------------
            1             Baal/BBB+                            0.250%
   -------------------------------------------------------------------------
            2             Baa2/BBB                             0.250%
   -------------------------------------------------------------------------
            3             Baa3/BBB-                            0.300%
   -------------------------------------------------------------------------
            4             Bal/BB+                              0.350%
   -------------------------------------------------------------------------
            5             lower than Bal/BB+                   0.500%
   -------------------------------------------------------------------------


                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Rate Level 5 in the table above; and (ii) in the event of a single split rating by such rating organizations (meaning that the ratings established by such rating organizations are within different Rate Levels that are adjacent to each other in the table above), the higher rating will apply, and in the event of a double (or more) split rating by such rating organizations (meaning that the ratings established by such rating organizations are within different Rate Levels that are separated by one or more other Rate Levels in the table above), the Facility Fee Rate shall be as set forth in the next Rate Level below the Rate Level in which the highest rating falls. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means that confidential fee letter agreement, dated as of May 9, 2006, between the Administrative Agent, the Lead Arranger and the Borrower.

                  "Foreign Lender" means any Lender (or Participant that is treated as if it were a Lender pursuant to Section 9.04(c)(i)) that is a Non-U.S. Person.

                  "Funded Debt" means all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis in respect of (i) Loans under this Agreement, (ii) any other Indebtedness for borrowed money (other than Nonrecourse Debt) and (iii) the amount by which any Acquired Entity Underfunding exceeds $30,000,000 (whether or not such Acquired Entity Underfunding is Indebtedness); provided that Funded Debt shall not be deemed to include customer deposits of Banking Subsidiaries.

                  "GAAP" means generally accepted accounting principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Hazardous Materials" means all materials, substances or wastes regulated, classified, defined or characterized as hazardous, toxic, pollutant, or contaminant pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos containing materials, and polychlorinated biphenyls.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) net obligations of such person under any Swap Contract, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person in respect of drafts drawn under letters of credit and letters of guaranty (i) all obligations of such Person arising in respect of bankers' acceptances; (j) obligations with respect to interest payable and (k) any asserted liability with respect to withdrawal or partial withdrawal of such Person or an ERISA Affiliate of such Person from a Multiemployer Plan. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof.

                  "Indemnitee" has the meaning set forth in Section 9.03(b).

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Information" has the meaning set forth in Section 9.12.

                  "Instrument of Adherence" has the meaning set forth in Section 9.04(e).

                  "Insurance Subsidiary" means any Subsidiary of the Borrower licensed as an insurance company.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investments" means any advance, loan, extension of credit or capital contribution to, or purchase of any stocks, bonds, notes, debentures or other securities of, or any investment in, any Person.

                  "JPMorgan Chase" means JPMorgan Chase Bank, N.A., in its individual capacity.

                  "Lead Arranger" means J.P. Morgan Securities, Inc. acting in the capacity as sole bookrunner and sole lead arranger.

                  "Lenders" has the meaning set forth in the preamble and includes any Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Instrument of Adherence, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Fee Letter and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

                  "Marketable Securities" has the meaning set forth in Section 6.01(b).

                  "Market Price" has the meaning set forth in Section 7.02(b).

                  "Market Value" has the meaning set forth in Section 7.02(b).

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, assets or financial or other condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement and any other Loan Documents or (c) the validity or enforceability of this Agreement or any other Loan document or rights or remedies of the Administrative Agent or the Lenders hereunder of thereunder.

                  "Maturity Date" means June __, 2011.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Non-U.S. Person" means any Person who is not a "United States Person" as defined in Section 7701(a)(30) of the Code.

                  "Nonrecourse Debt" means (x) Indebtedness of any Subsidiary of the Borrower which is not guaranteed by, is not secured by assets (other than assets of such Subsidiary) of, and does not otherwise have recourse to, the Borrower or its assets (other than assets of such Subsidiary) and (y) Indebtedness of the Borrower incurred to finance one or more assets of the Borrower, which Indebtedness has recourse only to such asset or assets for payment.

                  "OC Request" has the meaning set forth in Section 2.04.

                  "Optional Currency" means any of the Euro, Sterling and Yen, so long as any such currency is freely convertible into Dollars and is traded on any recognized interbank market selected by the Administrative Agent in good faith (the "Specified Optional Currencies"), and any currency other than Dollars and the Specified Optional Currencies which is freely convertible into Dollars and traded on any recognized interbank market selected by the Administrative Agent in good faith and which is requested by the Borrower and approved by each of the Lenders at the time of such request.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 9.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Acquisition" has the meaning set forth in Section 6.06.

                  "Permitted Distribution" means any distribution to the Borrower's shareholders of equity shares of one or more Subsidiaries; provided that (i) the aggregate book value of such Subsidiary or Subsidiaries, when added together with the aggregate book value of all other Subsidiaries with respect to which such a Permitted Distribution has been effected from and after April 1, 2006, shall not exceed $400,000,000, and (ii) no Default exists at the time of declaration of such distribution or at the time of the consummation thereof, either before or after giving effect thereto.

                  "Permitted Liens" has the meaning set forth in Section 6.04.

                  "Permitted Voluntary Proceeding" means the commencement by a Subsidiary of the Borrower of a voluntary case or proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors with respect to any Subsidiary if (i) the sum of the Borrower's total direct or indirect investment at cost, after write-downs, in such Subsidiary and the Borrower's Contingent Obligations in respect of liabilities of such Subsidiary does not exceed $200,000,000, and (ii) the commencement of such case or proceeding does not create nor occasion any violation or noncompliance with other provisions of this Agreement.

                  "Person" means an individual, Entity or Governmental
Authority.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Recipient" has the meaning set forth in Section 7.02(b).

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the aggregate Revolving Credit Exposures and unused Commitments at such time.

                  "Requirements of Law" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means the President, a Vice President or a Financial Officer of the Borrower.

                  "Reverse Repos" has the meaning set forth in Section 6.04(m).

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "Shareholder's Equity" means at any particular date, the total shareholders' equity of the Borrower (including without limitation equity in respect of the Borrower's outstanding preferred stock, if any), determined on a consolidated basis in accordance with GAAP; provided that, if any Nonrecourse Debt is excluded from the computation of Funded Debt under Section 6.03, then, for purposes of determining Shareholders' Equity under Section 6.03, Shareholders' Equity shall be reduced (x) by the carrying value of the assets of the Borrower to which such Nonrecourse Debt has recourse, to the extent of such Nonrecourse Debt of the Borrower, and/or (y) by the Borrower's equity investment in any Subsidiary having such Nonrecourse Debt, to the extent of such Subsidiary's Nonrecourse Debt.

                  "SL Loan Request" has the meaning set forth in Section
2.05(b).

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Sterling" means pounds sterling in lawful currency for the time being of the United Kingdom.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Swap Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan Chase, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.05.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Terminating Event" means any of the events specified in
Section 7.02, whether or not any requirement for the lapse of time, or any other condition, has been satisfied.

                  "Total Commitment" means, the aggregate amount of the Commitments of the Lenders to the Borrower as provided herein.

                  "Total Current Obligations" has the meaning set forth in
Section 6.01(b).

                  "Total Liquid Assets" has the meaning set forth in Section 6.01(b).

                  "Trading Day" means any day on which the principal exchange or quotation system on which the Borrower's Common Shares are listed or traded, is open for trading.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Alternate Base Rate.

                  "Voting Stock" means, as to the Borrower, shares of the stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency).

                  "WilTel Plans" means the WilTel Communications, LLC Pension Plan and the related trust as amended from time to time, and the WilTel Communications LLC Supplemental Retirement Plan, as amended from time to time.

                  "WilTel Underfunding" means at any time of determination, the excess of (a) the present value at such time of all accumulated benefit obligations under the WilTel Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) over (b) the fair market value of the assets of the WilTel Plans at such time.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Yen" means the lawful currency for the time being of Japan.

                  1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

                  1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credit

                  2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans in Dollars and/or any Optional Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  (b) Notwithstanding any other provision of this Agreement but subject to Section 2.05(c), at no time shall the Dollar Equivalent of the sum of the aggregate principal amount of all Revolving Loans outstanding (after giving effect to all Loans requested) and all Swingline Loans outstanding exceed the Total Commitment of the Lenders then in effect. The Dollar Equivalent of the principal amount of the Revolving Loans outstanding from each Lender to the Borrower shall not at any time exceed in the aggregate an amount (after giving effect to all Loans requested) equal to such Lender's pro rata portion (based on its Commitment) times (i) the Total Commitment minus (ii) the sum of the aggregate principal amount of all Swingline Loans outstanding. Within the foregoing limits, and subject to all of the other terms and conditions set forth in this Agreement, the Borrower may borrow, prepay pursuant to Section 2.11 hereof, and reborrow Revolving Loans.

                  2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each ABR Loan or Swingline Loan shall be denominated in Dollars, and each Eurocurrency Loan shall be denominated in Dollars or, subject to Section 2.04, in an Optional Currency.

                  (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurocurrency Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                      (i) the aggregate amount of the requested Borrowing stated in either Dollars or (subject to Section 2.04) an Optional Currency;

                      (ii) the date of such Borrowing, which shall be a Business Day;

                      (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing (and, if a Eurocurrency borrowing denominated in an Optional Currency is requested, such Borrowing Request must comply with the requirements of a OC Request pursuant to
           Section 2.04 hereof);

                      (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                      (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  2.04. Procedure for Optional Currencies. (a) Request for Optional Currency. Subject to the limitations set forth in Section 2.01, the Borrower may upon not less than three Business Days' notice to the Administrative Agent, request that one or more Revolving Loans be made as Eurocurrency Loans in an Optional Currency (an "OC Request"); provided that any Eurocurrency Loan requested shall be in an amount not less than $5,000,000, and shall be in an integral multiple of $500,000 in excess thereof. Each OC Request shall be in writing (or by confirmed electronic communication or by telephone confirmed in writing) and shall specify (in addition to compliance with the requirements of a Borrowing Request pursuant to Section 2.03): (i) the Optional Currency in which the Eurocurrency Loan is requested to be made and (ii) in the case of an Optional Currency which is the legal tender of a country in which the Administrative Agent has no office, the Borrower's account with a depository in such country to which payment of the proceeds of such Eurocurrency Loan is requested to be made. If any Lender, on or prior to the second Business Day preceding the first day of any Interest Period for which an OC Request has been delivered requesting a Eurocurrency Loan in an Optional Currency or on any funding date, determines (which determination shall be conclusive) that the Optional Currency requested is not freely transferable and convertible into Dollars or that it will be impracticable for such Lender to fund the requested Revolving Loan in such Optional Currency, then such Lender shall so notify the Administrative Agent, which notification shall be given immediately by the Administrative Agent to the Borrower, and such Lender's portion of the requested Revolving Loan shall, notwithstanding any contrary election by the Borrower or any other provisions hereof, be denominated in Dollars as an ABR Loan unless the Borrower, one Business Day prior to the commencement of such Interest Period and by notice complying with the requirements of Section 2.03 hereof, elects to have such Lender's Revolving Loan denominated in Dollars as a Eurocurrency Loan. In the event that the Borrower repays such portion of a Revolving Loan denominated in Dollars as an ABR Loan or a Eurocurrency Loan, as the case may be, in accordance with Section 2.01 and such repayment results in Revolving Loans outstanding that are not pro rata in accordance with the Revolving Credit Exposure of the Lenders, then all subsequent principal repayments denominated in the Optional Currency which the applicable Lender did not advance shall be made by the Borrower to the Administrative Agent for the respective accounts of such

Lenders other than the Lender which did not advance the Optional Currency on a pro rata basis until such time as the Revolving Loans are outstanding on a pro rata basis. Subject to the foregoing and to the satisfaction of the terms and conditions of Article IV, each Revolving Loan requested to be made in an Optional Currency shall be made on the date specified therefor in the related Borrowing Request, in the currency requested in the related OC Request and, upon being so made, will have the Interest Period requested in the related Borrowing Request.

                  (b) Exchange Rate. For purpose of this Agreement the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Administrative Agent by its normal banking practices, absent manifest error) in the first currency which is or could be purchased by the Administrative Agent in accordance with its normal banking practices with such specified amount in the second currency in any recognized Eurocurrency Interbank Market selected by the Administrative Agent in good faith for delivery on such date at the spot rate of exchange prevailing at 10:00 a.m. (New York City time), or as soon thereafter as practicable, on such date.

                  (c) Denominations. In the event that any portion of the funds available under the terms of this Agreement is denominated in an Optional Currency, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to Section 2.04(b) above. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under Section 2.01 and any required repayments under clause (d) of this Section 2.04.

                  (d) Repayment. If at any time prior to the Maturity Date, the Dollar Equivalent of the aggregate principal amount outstanding of all Revolving Loans and Swingline Loans shall exceed the Total Commitment for three or more consecutive Business Days as a result of fluctuations in applicable conversion rates between Dollars and any Optional Currencies, the Borrower shall pay or cause to be paid immediately, upon demand made by the Administrative Agent, such amounts as are sufficient to eliminate such excess and to reduce the aggregate principal amount outstanding to the Dollar Equivalent of the Total Commitment. In the event there are any Revolving Loans outstanding which are denominated in an Optional Currency, the Administrative Agent shall provide the Lenders and the Borrower with calculations on the last day of each calendar month that such Loans are outstanding as to the Dollar Equivalents of such Revolving Loans.

                  (e) Funding. Each Lender may make any Eurocurrency Loan denominated in an Optional Currency by causing any of its foreign branches or foreign affiliates to make such Eurocurrency Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the Borrower to repay such Eurocurrency Loan shall nevertheless be to such Lender and shall, for all purposes of this Agreement (including without limitation for purposes of the definition of the term "Required Lenders") be deemed made by such Lender, to the extent of such Eurocurrency Loan, for the account of such branch or affiliate.

                  2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request (a "SL Loan Request") by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. Upon satisfaction of the applicable conditions set forth in this Agreement, the Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan; provided that the Swingline Lender shall not advance any Swingline Loans after it has received notice that a Default has occurred and has not been cured or waived in accordance with the provisions of this Agreement. The Swingline Lender shall not be obligated to make any Swingline Loans at any time when any Lender is a Delinquent Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to such Delinquent Lender, including by cash collateralizing such Delinquent Lender's Revolving Credit Exposure of the outstanding Swingline Loans and any such additional Swingline Loans to be made.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute, irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; provided that in the case of Loans denominated in an Optional Currency such Lender shall pay the rate of interest per annum on which overnight deposits in such Optional Currency would be offered for such day by the Administrative Agent to major banks in the London interbank market, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and , in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03.

                      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                      (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, (i) as to any Eurocurrency Loan denominated in Dollars, such Eurocurrency Loan shall be automatically converted to an ABR Loan on the last day of the first Interest Period relating thereto, and (ii) as to any Eurocurrency Loan denominated in an Optional Currency, such Eurocurrency Loan shall be repaid on the last day of the Interest Period relating thereto. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (x) as to any Eurocurrency Loan denominated in Dollars, no such Eurocurrency Loan may be continued as such but shall be automatically converted to an ABR Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default;
(y) as to any Eurocurrency Loan denominated in an Optional Currency, no such Eurocurrency Loan may be continued as such but shall be repaid by the Borrower on the last day of the Interest Period relating thereto.

                  2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. Termination of Commitments shall also terminate the obligation of the Lenders to make Loans.

                  2.09. Increase of Total Commitment; Additional Lenders. The Borrower shall have the right upon one or more occasions by written notice to the Administrative Agent (a "Commitment Increase Request") to request an increase in the Total Commitment (the amount of increase requested on any occasion being referred to herein as the "Increase Amount"), up to a maximum Total Commitment of $175,000,000; provided that, at the time of the Commitment Increase Request and at the time such request would become effective, no Default has occurred and is continuing or would exist after giving effect to such increase in the Total Commitment. Following a Commitment Increase Request, one or more other Persons (other than individuals) (an "Additional Lender") that have agreed to provide the Increase Amount and that are acceptable to each of the Administrative Agent and Borrower may be admitted as a Lender party to this Agreement in accordance with the provisions of Section 9.04(e); provided that the Commitment of any such Additional Lender shall not be less than $10,000,000 nor greater than the difference between the new Total Commitment and the aggregate Commitments of the other Lenders (including the Commitment of any other Additional Lender being admitted at the same time as a Lender party to this Agreement). Any such increase in the Total Commitment shall become effective only upon written notice by the Administrative Agent to the Borrower and the Lenders specifying the effective date of such increase in Total Commitment, together with a revised Schedule 2.01 stating the new Total Commitment, and, in respect thereof, the Commitment Amount of each Additional Lender, the respective continuing Commitment Amounts of the other Lenders and the new Revolving Credit Exposure of the Lenders. Upon the effective date of the increased Total Commitment, each Additional Lender shall make all (if any) such payments to the Administrative Agent for distribution to the other Lenders as may be necessary to result in the respective Revolving Loans held by such Additional Lender and the other Lenders being equal to such applicable Lender's Revolving Credit Exposure (as set forth in the revised Schedule 2.01) of the aggregate principal amount of all Revolving Loans outstanding as of such date. The Borrower hereby agrees that any Additional Lender so paying any such amount to the other Lenders pursuant to the preceding sentence shall be entitled to all the rights of a Lender having Commitments hereunder in respect of such amounts, that such payments to such other Lenders shall thereafter constitute Revolving Loans made by such Additional Lender hereunder and that such Additional Lender may, to the fullest extent permitted by law, exercise all of its right of payment (including the right of set-off) with respect to such amounts as fully as if such Additional Lender had initially advanced to the Borrower directly the amount of such payments. If any such adjustment payments pursuant to the preceding sentences of this Section 2.09 are made by an Additional Lender to other Lenders at a time other than the end of an Interest Period in the case of all or any portion of Revolving Loans constituting Eurocurrency Loans, the Borrower shall pay to each of the Lenders receiving any such payment, at the time that such payment is made pursuant to this Section 2.09, the amount that would be required to be paid by the Borrower pursuant to Section 2.16 had such payments been made directly by the Borrower.

                  2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding. On the Maturity Date, there shall become absolutely due and payable and the Borrower will pay all of the Loans outstanding, together with any and all accrued and unpaid interest thereon.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be conclusive evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04(a)) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount equal to $100,000 or a whole multiple thereof. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.13.

                  2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an annual facility fee (the "Facility Fee"), calculated at the rate per annum equal to the Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable quarterly in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. The Facility Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to the Administrative Agent or the Lead Arranger, for its own account, fees payable in the amounts and at the times provided in the Fee Letter or as separately agreed upon from time to time between the Borrower, the Administrative Agent and/or the Lead Arranger.

                  (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Facility Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternative Base Rate.

                  (b) The Loans comprising each Swingline Loan shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  (c) Each Eurocurrency Borrowing shall bear interest, for the period commencing on the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto, on the unpaid principal amount thereof at a rate per annum equal to the Eurocurrency Rate determined by the Administrative Agent for the Interest Period therefor plus the Applicable Margin.

                  (d) Notwithstanding the foregoing, (i) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of the overdue principal of any Loan, 2% above the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section or (y) in the case of any other amount, 2% above the rate applicable to ABR Loans as provided in paragraph (a) of this Section, and (ii) during the continuance of a Default and until the same has been cured, remedied or waived pursuant to Section 9.02, at the request of the Required Lenders the principal of any Loan not overdue shall bear interest, after as well as before judgment, at a rate per annum equal to 2% above the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                  2.15. Increased Costs. (a) If any Change in Law shall:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurocurrency Rate); or

                      (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (d) the making of adjustment payments relating to Eurocurrency Loans other than on the last day of the Interest Period applicable there to with respect to an increase in the Total Commitment pursuant to Section 2.09, or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits (or, in the case of Loans denominated in an Optional Currency, deposits in such Optional Currency) of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is a Non-U.S. Person shall, at the time or times such Foreign Lender becomes a Lender hereunder (or, in the case of a Participant that is a Non-U.S. Person, becomes a Participant hereunder), deliver to the Administrative Agent and the Borrower (or, in the case of a Participant, to the relevant Lender), properly completed originals, as applicable, of the following: (A) IRS Form W-8ECI (claiming an exemption from U.S. federal withholding tax because the income at issue is effectively connected with a U.S. trade or business); (B) in the case of a Foreign Lender claiming exemption under Sections 871(h) or 881(c) of the Code, IRS Form W-8BEN (or any successor form) and a certificate that such Foreign Lender (i) is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, (ii) is not a ten percent (10%) shareholder for purposes of Section 881(c)(3)(B) of the Code and
(iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, (C) in the case of a Foreign Lender that is a pass-through entity, or that ceases to act for its own account with respect to any payments paid to such Foreign Lender hereunder, an IRS Form W-8IMY (with required supporting documentation), and (D) any other documentation prescribed by the Internal Revenue Service certifying as to the entitlement of such Lender to an exemption from United States withholding tax as to payments to be made to such Lender under this Agreement. Each Lender that is not a Foreign Lender shall, at the time or times such Lender becomes a Lender hereunder (or, in the case of a Participant that is a Non-U.S. Person, becomes a Participant hereunder), deliver to the Administrative Agent and the Borrower (or, in the case of a Participant, to the relevant Lender), properly completed originals of IRS Form W-9 (or any successor form) certifying as to such Person's eligibility for an exemption from United States federal backup withholding. If any Lender determines that it is unable to submit any form or certificate otherwise required under this Section 2.17(e), or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted pursuant to this Section 2.17(e) has become incorrect or ineffective, such Lender shall promptly notify the Borrower or Administrative Agent of that fact.

                  (f) If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (g) The Borrower shall not be obligated to gross up any payments to any Lender or Administrative Agent, nor to indemnify any Lender or Administrative Agent, pursuant to this Section 2.17 to the extent that any Taxes are imposed as a result of the failure of any of the exemption forms delivered by such Lender or Administrative Agent pursuant to Section 2.17(e) to establish a complete exemption from the relevant Tax (other than as a result of a Change in Law occurring after the Closing Date) or that results from a change in the branch or lending office of such Lender, provided that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to Section 2.17(a) and to indemnify any such Lender pursuant to Section 2.17(c) in respect of United States federal withholding Taxes if (i) the redesignation of the Lender's lending office was made at the request of the Borrower or (ii) the obligation to gross up payments to any such Lender pursuant to Section 2.17(a) or to indemnify any such Lender pursuant to Section 2.17(c) is with respect to an assignee Lender that becomes an assignee Lender as a result of an assignment made at the request of any Borrower.

                  2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars; provided that payments of principal and interest in respect of a Loan denominated in an Optional Currency shall be made in such Optional Currency.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the Dollar Equivalent of the aggregate amount of its Revolving Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(a), 2.05(c), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except in the case of clauses (c) or (d) violations of Contractual Obligations and/or incurrence of Liens which would not reasonably be expected to result in a Material Adverse Effect.

                  3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, statements of changes in stockholders equity and statements of cash flows (i) as of and for the fiscal year ended December 31, 2005, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2006, certified by a Responsible Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP consistently applied, subject to the absence of full footnote disclosure in the case of the statements referred to in clause (ii) above.

                  (b) Except as set forth in the filings of the Borrower with the Securities and Exchange Commission prior to the date hereof, since December 31, 2005, there has been no material adverse change in the business, operations, assets, financial or other condition, of the Borrower and its Subsidiaries taken as a whole.

                  3.05. Properties. (a) Each of the Borrower and its Subsidiaries (i) has good title to, or valid leasehold interests in, all its real and personal property material to its business (except that such representation is not made for any such property with a book value of $1,000,000 or less provided that the aggregate book value of such property for which such representation is not made shall not exceed $10,000,000), and (ii) none of such property is subject to any Lien, except as permitted in Section 6.04, except (with reference to clauses (i) and (ii)), for minor defects in title or Liens which in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect.

                  3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  3.08. Investment and Holding Company Status. The Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in the Public Utility Holding Company Act of 2005.

                  3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports which to the knowledge of the Borrower or such Subsidiaries are required to be filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns or reports, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

                  3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the sum of (i) $30,000,000, (ii) the amount of the WilTel Underfunding and
(iii) the amount of the Acquired Entity Underfunding, the fair market value of the assets of all such Plans.

                  3.11. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  3.12. Nonrecourse Indebtedness. Schedule 3.12 sets forth the aggregate outstanding amount on a consolidated basis of the Nonrecourse Debt as of March 31, 2006.

                  3.13. No Burdensome Restrictions. No Contractual Obligation of the Borrower or any of its Subsidiaries and no Requirement of Law would reasonably be expected to result in a Material Adverse Effect.

                  3.14. Subsidiaries. The Borrower's annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, contains a list of all material Subsidiaries of the Borrower as of December 31, 2005 that is true, correct and complete in all material respects. Since December 31, 2005 through the Effective Date, any new material Subsidiary of the Borrower that has been organized or acquired (directly or indirectly) by the Borrower has been disclosed in a report filed with the Securities and Exchange Commission.

                  3.15. Federal Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used (a) for "purchasing" or "carrying" "margin stock" as so defined unless (i) the Borrower shall have theretofore furnished to the Lenders a statement on Federal Reserve Form U-1 with respect to such Loans or (ii) not more than 25% of the value of the assets of either the Borrower or the Borrower and its Subsidiaries on a consolidated basis, respectively, is represented by "margin stock" as so defined, or (b) for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

                                   ARTICLE IV

                                   Conditions

                  4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Weil, Gotshal & Manges LLP, counsel for the Borrower, substantially in the form of Exhibit C, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable pursuant to this Agreement or the Fee Letter on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the most recent fiscal year ended prior to the Effective Date as to which such financial statements are available and
(ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statement delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

                  (g) The Administrative Agent shall have received evidence that the Borrower has permanently terminated all commitments to lend under the Existing Credit Facility and has repaid in full all amounts outstanding under the Existing Credit Facility.

                  (h) The Lenders shall have received such other documents and instruments as are customary for transactions of this type or as they may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on June

15, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, the Borrower covenants and agrees with the Lenders that:

                  5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each
Lender:

                  (a) within 100 days after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (ii) the consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidating statements of operations for such fiscal year, showing in each case inter-company eliminations, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries taken as a whole;

                  (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) its quarterly report to shareholders on Form 10-Q, as filed with the Securities and Exchange Commission certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) the consolidating balance sheet of the Borrower and its Subsidiaries as at the end of each such quarter, showing inter-company eliminations, and the related consolidating statements of operations, showing inter-company eliminations, certified by a Responsible Officer as being fairly stated in all material respects;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.03, 6.08, and

6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                  (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

                  (g) as soon as available, but in any event within thirty days after filing with the appropriate insurance department, the annual statements for each Insurance Subsidiary as filed with the insurance department in its state of domicile; provided that the Borrower shall deliver one copy thereof to the Administrative Agent who shall make such copy available upon request to the Lenders, and upon request by any Lender the Borrower shall deliver additional copies thereof to such Lender; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

The financial statements referred to in clauses (a) and (b) above shall prepared in accordance with GAAP applied consistently throughout the periods reflected therein except as approved by the applicable accountants or Responsible Officer, as the case may be, and disclosed therein.

                  5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default, Terminating Event or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, and (ii) litigation, investigation or proceeding between the Borrower or any of its Subsidiaries and any Governmental Authority that would reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event occurring after the date of this Agreement that, alone or together with any other ERISA Events that have occurred after the date of this Agreement (excluding any ERISA Event as to which notice under this clause (c) has already been given), could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $30,000,000;

                  (d) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the relief sought is $30,000,000 or more and not covered by insurance, or in which injunctive or similar relief is sought and, if granted, would be reasonably likely to have a Material Adverse Effect; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, provided however, that a Permitted Distribution shall not be prohibited or limited by this Section 5.03 and further provided that subject to Article VI hereof, this Section 5.03 shall not prohibit the Borrower or any Subsidiary from taking any action if such action would not reasonably be likely to have a Material Adverse Effect.

                  5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations of whatever nature, including Tax liabilities, that, if not paid, would reasonably be likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect; provided that for purposes of this Section 5.04 the term "Indebtedness" shall not include any Nonrecourse Debt.

                  5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to keep all property useful and necessary in its business in good working order and condition, except where the failure to comply herewith would not be reasonably likely to have a material adverse effect on the business, operations, property, or financial or other condition of the Borrower and its Subsidiaries taken as a whole; to the extent obtainable on terms which its management deems reasonable, maintain with financially sound and reputable insurance companies insurance on all its property against such casualties and contingencies and in such types and amounts as, in the judgment of its executive officers, is deemed adequate; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

                  5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to keep proper books of record and account in which entries, which are accurate and complete in all material respects, in conformity with GAAP and Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit the Lenders, through the Administrative Agent or any of their designated representatives, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, investments, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  5.07. Compliance with Contractual Obligations and Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all Contractual Obligations and Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  5.08. Use of Proceeds. The proceeds of the Loans will be used only for refinancing outstanding amounts (if any) under the Borrower's Existing Credit Facility and for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  6.01. Liquid Assets.

                  (a) At all times, tested at the end of each calendar quarter, the Borrower will not permit the ratio of Total Liquid Assets to Total Current Obligations to be less than 1.2 to 1.

                  (b) For purposes of this Section 6.01: "Total Liquid Assets" shall mean, at any date of determination, the sum of (i) the aggregate Cash and Cash Equivalents held by the Borrower, (ii) the aggregate Cash and Cash Equivalents held by the Borrower's consolidated Subsidiaries (including Banking Subsidiaries and Insurance Subsidiaries) to the extent Distributable to the Borrower, and (iii) 90% of the market value (as determined in accordance with GAAP and adjusted regularly by the net unrealized gain or loss on such securities not reflected in book value) of all Marketable Securities (without duplication of amounts included under the preceding clauses (i) and (ii)) held by the Borrower and/or its consolidated Subsidiaries to the extent Distributable to the Borrower, after deducting therefrom the amount of any obligations (including without limitation amounts available for drawing under, and unpaid reimbursement obligations in respect of, outstanding letters of credit) secured by Liens on such Marketable Securities. "Cash and Cash Equivalents" shall mean the sum of cash balances on hand, securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof and investments in registered money market funds. "Distributable" shall mean immediately and legally accessible for distribution to the Borrower as the Borrower unilaterally may require without legal restraint (which shall include without limitation, in the case of the Borrower's Insurance Subsidiaries, that those regulators with supervisory authority over such Subsidiaries in the state or states of their incorporation permit such distribution under applicable statute, regulation or otherwise, and in the case of the Borrower's Banking Subsidiaries, that those regulators with supervisory authority over such Subsidiaries either at the national level or in the state of their incorporation permit such distribution under applicable statute, regulation or otherwise). "Marketable Securities" shall mean securities that are publicly traded on an exchange or automated quotation market system. "Total Current Obligations" shall mean the sum of (i) the principal of all outstanding consolidated Indebtedness due within twelve months, (ii) the principal amount of all Loans outstanding under this Agreement (without duplication of amounts included under the preceding clause (i)), and (iii) interest accruing within the next twelve months on all outstanding consolidated Indebtedness determined on a pro forma basis based on the interest rate or rates on such debt in effect on the calculation date.

                  6.02. Maintenance of Consolidated Tangible Net Worth. At any time during each fiscal year or portion thereof commencing on the date hereof the Borrower will not permit Consolidated Tangible Net Worth to be less than an amount equal to the sum of (i) $1,900,000,000 (the "Baseline Amount"), plus (ii) an amount equal to the sum of 40% of the Consolidated Net Income of the Borrower and its Subsidiaries (as determined in accordance with GAAP) for each prior full calendar year commencing after December 31, 2005; provided that (A) the amount determined pursuant to clause (ii) shall be equal to zero for any calendar year for which there is a net loss and (B) the amounts included in net income (determined in accordance with GAAP) resulting from changes in accounting principles to the extent that such changes increase intangibles shall not be included in net income for purposes of this Section).

                  6.03. Debt Leverage Ratio. The Borrower will not at any time permit the ratio of (a) Funded Debt to (b) the sum of Shareholders' Equity and Funded Debt to exceed 0.5 to 1.0.

                  6.04. Limitations on Liens. The Borrower will not, nor shall it permit any Subsidiary to, at any time directly or indirectly create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                  (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

                  (d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), option agreements (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                  (f) Liens described in Schedule 6.04.;

                  (g) Liens on assets owned by the Borrower or any Subsidiary securing an amount not to exceed (i) $600,000,000 in the aggregate for all such assets or (ii) $400,000,000 in the aggregate for Liens imposed in connection with any single transaction or related series of transactions; provided that the aggregate fair market value (determined, as to any asset, at the time the Lien on such asset is incurred) of all assets securing such Liens shall not exceed 200% of the aggregate amounts secured thereby;

                  (h) pledges or deposits effected by the Borrower or any Insurance Subsidiary as a condition to obtaining or maintaining any license, permit or authorization to transact insurance or reinsurance business;

                  (i) deposits with insurance regulatory authorities;

                  (j) Liens arising under ceding reinsurance agreements entered into by any Insurance Subsidiary;

                  (k) Liens on cash and/or securities deposited with JPMorgan Chase as collateral for the standby letter of credit referred to in Section 6.09 pursuant to the Collateral Agreement dated as of April 21, 2005 between JPMorgan Chase and the Borrower (the "2005 Collateral Agreement");

                  (l) Liens on assets of a Subsidiary securing Indebtedness of a Subsidiary permitted by 6.10(iv); and

                  (m) Liens upon assets of a Subsidiary, securing the interest of counterparties in its portfolio securities pursuant to reverse repurchase agreement transactions ("Reverse Repos"); provided that the obligations in respect of such Reverse Repos are not guarantied by or secured by assets of the Borrower (other than the assets of such Subsidiary) or any other Subsidiary and does not otherwise have recourse to the Borrower or its assets (other than the assets of such Subsidiary) or to any other Subsidiary or its assets.

                  6.05. Prohibition of Fundamental Changes. The Borrower will not, nor will it permit any Subsidiary to, at any time enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that, the Borrower shall be the continuing or surviving corporation) or with any one or more Subsidiaries or other Entity (in connection with a Permitted Acquisition) in each case so long as the continuing or surviving entity is a Subsidiary of the Borrower;

                  (b) the Borrower or any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary;

                  (c) the Borrower may, or may permit a Subsidiary to, liquidate, sell or dispose of all or substantially all of a Subsidiary's business or assets at any time for an amount not less than fair market value of such business or assets; provided that no Default then exists or shall exist after giving effect to such liquidation, sale or disposition on a pro forma basis determined as if the transaction occurred at the end of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent pursuant to this Agreement;

                  (d) a Permitted Distribution shall not be prohibited by this
Section 6.05; and

                  (e) a Permitted Voluntary Proceeding shall not be prohibited by this Section 6.05.

                  6.06. Dividends. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution (whether in cash or securities) with respect to any equity interests of the Borrower, except that the Borrower may make Permitted Distributions and may pay dividends and distributions to the holders of its equity interests; provided that no Default then exists or shall exist after giving effect to such dividend or distribution on a pro forma basis determined as if such dividend or distribution was made at the end of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent pursuant to this Agreement.

                  6.07. Acquisitions. The Borrower will not nor will it permit any Subsidiary to agree to or effect any acquisition of the stock or assets of another Entity other than any acquisition (a "Permitted Acquisition") satisfying all of the following conditions:

                  (a) no Default has occurred and is continuing at the time of such acquisition or would exist after consummation of such acquisition;

                  (b) if such acquisition is made by a merger, the Borrower or a Subsidiary shall be the surviving entity;

                  (c) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition and such acquisition is otherwise considered "friendly";

                  (d) the business to be acquired would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement;

                  (e) no contingent obligations or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; and

                  (f) the business and assets acquired shall be acquired by the Borrower or its Subsidiary, as the case may be, free and clear of all Liens other than Permitted Liens and all Indebtedness other than Indebtedness permitted pursuant to Section 6.10.

                  6.08. Investments. The Borrower will not nor will it permit any Subsidiary to make or commit to make any Investment in a single Person, other than an Investment in any Governmental Authority of the United States of America, in an aggregate amount exceeding the then Consolidated Tangible Net Worth of the Borrower.

                  6.09. Limitation on Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, or suffer to exist Contingent Obligations in an aggregate amount for the Borrower and its Subsidiaries in excess of $400,000,000; provided that such amount shall not include (i) the reimbursement obligation of the Borrower in respect of the 2005 Collateral Agreement, and (ii) any Contingent Obligation of a Subsidiary the ownership of which is acquired by the Borrower, directly or indirectly, after the date hereof, or which is established by the Borrower after the date hereof for the purpose of acquiring assets or equity of any Person not owned, directly or indirectly, by the Borrower on the date hereof; provided that such Contingent Obligation is not guarantied by, is not secured by assets (other than assets of such Subsidiary) of, and does not otherwise have recourse to the Borrower or its assets (other than the assets of such Subsidiary); and provided further that as of any time of determination under this Section 6.09, if the aggregate amount of any then outstanding Contingent Obligations of the Borrower and/or any Subsidiary would be permitted under Section 6.03 hereof had the amount of such Contingent Obligations been incurred as Funded Debt, then for the purposes of this 6.09, only 50% of the amount of such Contingent Obligations shall be counted towards the $400,000,000 limitation.

                  6.10. Limitation on Subsidiary Indebtedness. At the end of any calendar quarter commencing April 1, 2006, the Borrower will not permit the aggregate Indebtedness of all of the Borrower's consolidated Subsidiaries to be greater than 25% of Consolidated Tangible Net Worth at such date; provided that, for purpose of this Section, Indebtedness of a Subsidiary shall not include:

                      (i) any Indebtedness outstanding at March 31, 2006 and described on Schedule 6.10 attached hereto;

                      (ii) any Indebtedness secured by Permitted Liens;

                      (iii) any Indebtedness of the Borrower's Banking Subsidiaries;

                      (iv) Indebtedness of any Subsidiary the ownership of which is acquired by the Borrower, directly or indirectly, after the date hereof, or which is established by the Borrower after the date hereof for the purpose of acquiring assets or equity of any Person not owned, directly or indirectly, by the Borrower on the date hereof; provided that, such Indebtedness is not guarantied by, is not secured by assets (other than assets of such Subsidiary) of, and does not otherwise have recourse to the Borrower or its assets (other than the assets of such Subsidiary); and

                      (v) any Indebtedness of a Subsidiary to another Subsidiary or to the Borrower.

                  6.11. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions with any Affiliate (other than with the Borrower or a directly or indirectly wholly-owned Subsidiary), including without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service, unless such transaction or series of transactions is in good faith and at arm's-length and on terms which are at least as favorable as those available in a comparable transaction from a Person which is not an Affiliate. Any such transaction that involves in excess of $10,000,000 shall be approved by a majority of the independent directors on the board of directors of the Borrower; or, in the event that at the time of any such transaction or series of related transactions there are no independent directors serving on the board of directors of the Borrower, such transaction or series of related transactions shall be approved by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction for which approval is required.

                                   ARTICLE VII

                                Events of Default

                  7.01. Events of Default.

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

                  (b) the Borrower shall fail to pay any interest on any Loan or any Facility Fees, Administrative Agent's Fees or any other amount (other than an amount referred to in clause (a) of this Article) payable under this

Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; or

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 or 5.07 or in
Article VI; or

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

                  (f) the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than any Nonrecourse Debt) or in the payment of any Contingent Obligation, in any case having a principal amount exceeding $30,000,000 or in the aggregate having a principal amount exceeding $50,000,000, in either case beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

                  (g) (i) the Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, rehabilitation, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (and except for the commencement of a Permitted Voluntary Proceeding), or
(B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall have taken any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii) or (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

                  (i) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $30,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in every such event (other than an event with respect to the Borrower described in sub-clauses (i), (ii) or (iv) of clause (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in sub-clauses (i), (ii) or (iv) of clause (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  7.02. Termination. (a) This Agreement shall terminate in the event (i) Ian Cumming and Joseph Steinberg cease to own, directly or indirectly, 32% or more of the Voting Stock of the Borrower; provided that Messrs. Cumming and/or Steinberg may cease to own, directly or indirectly, 32% or more of the Voting Stock of the Borrower if: (A) in the aggregate, they own, directly or indirectly, at least 23% of the outstanding Voting Stock, and (B)(x) if during the lifetime of Mr. Cumming or Mr. Steinberg, the aggregate Market Value of the Voting Stock owned by them, directly or indirectly, is at least $200,000,000 or
(y) if upon the death of either Mr. Cumming or Mr. Steinberg, the aggregate Market Value of the Voting Stock owned, directly or indirectly, by the survivor would be at least $100,000,000 or (ii) either Mr. Cumming or Mr. Steinberg ceases (if as a result of death, effective as provided below) to be a principal executive officer (which shall include the office of Chairman of the board of directors) of the Borrower. Such termination shall be immediate if it arises from any event other than the death of either or both of Ian Cumming and Joseph Steinberg. If such termination shall arise from the death of either or both of Ian Cumming and Joseph Steinberg such termination shall take effect 130 days after such event. Upon any such termination, the Borrower shall pay to the Administrative Agent for the accounts of the Lenders all amounts owing under this Agreement. No such termination shall affect any rights acquired by the Lender under this Agreement prior to or as a result of such termination.

                  (b) For purposes hereof:

                      (i) The term "owned, directly or indirectly" shall be deemed to include all Voting Stock received from Mr. Cumming or Mr. Steinberg by any member of their respective immediate families or by any trust for the benefit of either of them or any member of their respective immediate families (a "Recipient"), which Voting Stock is held by a Recipient during the lifetime of Mr. Cumming or Mr. Steinberg. In determining the number of outstanding Common Shares then held by Messrs. Cumming and Steinberg and the total number of outstanding Common Shares, there shall be excluded Common Shares issued by the Borrower after December 31, 1991, or the conversion into or exchange for, after December 31, 1991, Common Shares or securities convertible into or exchangeable for Common Shares.

                      (ii) The term "Market Price" shall mean, with reference to the Borrower's common stock ("Common Shares") for any Trading Day, the last reported sale price of a Common Share as reported on the New York Stock Exchange or on any principal stock exchange on which the Common Shares are then listed or admitted to trading or on the National Association of Securities Dealers National Market System, if quoted; or, if the Common Shares are not then listed or admitted to trading on any national securities exchange and there is no reported last sale price or bid and asked prices available, the average of the reported high-bid and low-asked prices on such day as reported by a reputable quotation service or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day; or, in the absence of one or more such quotations, the current market price determined in good faith by the board of directors of the Borrower on the basis of such quotations or factors as it deems appropriate.

                      (iii) The term "Market Value" shall mean, with reference to the Borrower's Common Shares, the average Market Price of such Common Shares for the twenty Trading Days immediately preceding the date of the sale, transfer or disposition giving rise to the need to determine Market Value.

                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default other than a payment

Default, unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. Unless a Default then exists, such successor shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  The Lead Arranger shall have no duties, responsibilities or obligations to, no authority to act for, any other party to this Agreement by virtue of its status as Lead Arranger hereunder.

                                    ARTICLE IX

                                  Miscellaneous

                  9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                      (i) if to the Borrower, to it at 315 Park Avenue South, New York, NY 10010, Attention of Joseph A. Orlando (Telecopy No. 212-598-3248), with a copy (which shall not constitute notice) to Weil Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention of Andrea Bernstein(Telecopy No. 212-310-8007);

                      (ii) if to the Administrative Agent, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 10 South Dearborn, 19th Floor, Chicago, IL 60603-2003, Attention of Claudia Kech (Telecopy No. (312) 385-7096), with a copy to JPMorgan Chase Bank, National Association, 270 Park Avenue, New York 10017, Attention of Wendy Weinsier Segal (Telecopy No. 212-899-2908), with an additional copy (which shall not constitute notice) to Bingham McCutchen LLP, 399 Park Avenue, New York, NY 10022, Attention of Frederick F. Eisenbiegler (Telecopy No. 212-702-3646);

                      (iii) if to the Swingline Lender, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 10 South Dearborn, 19th Floor, Chicago, IL 60603-2003, Attention of Claudia Kech (Telecopy No. (312) 385-7096), with a copy to JPMorgan Chase Bank, National Association, 270 Park Avenue, New York 10017, Attention of Wendy Weinsier Segal (Telecopy No. 212-899-2908); and

                      (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

                  9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent or the Lead Arranger, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lead Arranger, in connection with the syndication of the Revolving Loans provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent, the Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly following written demand therefor.

                  9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                      (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

                      (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

                      (ii) Assignments shall be subject to the following additional conditions:

                      (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                      (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                      (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                      (D) the assignee, if it shall not have been a Lender prior to the effective date of such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws.

                  For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                      (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                      (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                      (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.04(a), 2.05(c), 2.06(b), 2.18(d) or
           9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                      (ii) A Participant shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent to such greater payment. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the


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
           participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

                      (iii) Each Lender that sells a Participation to a Participant shall, as a non-fiduciary agent of the Borrower, keep a register of each Participant, specifying such Participant's entitlement to payments of principal and interest pursuant to such Participation. The entries in such register shall be conclusive, and each Lender shall treat each Person whose name is recorded in such register as a Participant, unless it receives notice to the contrary.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (e) On one or more occasions, one or more Additional Lenders may be admitted as Lenders party to this Agreement in connection with an increase of the Total Commitment pursuant to Section 2.09, subject to (i) execution and delivery by any such Additional Lender to the Administrative Agent, for recording in the Register, of an Instrument of Adherence substantially in the form of Exhibit B hereto (an "Instrument of Adherence"),
(ii) acceptance of such Instrument of Adherence by each of the Administrative Agent and the Borrower by their respective executions thereof, and (iii) the completion of an Administrative Questionnaire by such Additional Lender promptly delivered to the Administrative Agent. Upon the satisfaction of the foregoing conditions, from and after the effective date specified in each such Instrument of Adherence, which effective date shall be at least five Business Days after the execution thereof, the Additional Lender shall be a Lender party hereto and have the rights and obligations of a Lender hereunder.

                  9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

                  9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or the Lead Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and


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
thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER

BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  9.12. Confidentiality. (a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or a Subsidiary of the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower or a Subsidiary of the Borrower relating to the Borrower or a Subsidiary of the Borrower or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary of the Borrower; provided that, in the case of information received from the Borrower or a Subsidiary of the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN
SECTION 9.12(A) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

                  (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL

INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

                  9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            LEUCADIA NATIONAL CORPORATION

                            By:
                               ------------------------------------------------
                               Name:
                               Title:



                            JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually, as Administrative Agent and as Swingline Lender

                            By:
                               ------------------------------------------------
                               Name:
                               Title:

                            BANK OF AMERICA, N.A.

                            By:
                               ------------------------------------------------
                               Name:
                               Title:

                            HSBC BANK USA, NATIONAL ASSOCIATION

                            By:
                               ------------------------------------------------
                               Name:
                               Title:

                            ISRAEL DISCOUNT BANK OF NEW YORK

                            By:
                               ------------------------------------------------
                               Name:
                               Title:

                            By:
                               ------------------------------------------------
                               Name:
                               Title: